SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NEUBERGER BERMAN EQUITY FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

A special meeting of shareholders of the Neuberger Berman Sustainable Equity Fund is being held on March 26, 2024, to obtain shareholder approval on an important proposal.

As of today, we have not received your vote on the proposal to change the Fund from a diversified to a non-diversified fund and eliminate the related fundamental policy on diversification. Please refer to the proxy statement we sent to you for additional information on this proposal.

Voting your shares is the smart thing to do. It’s also fast and easy. If you have questions or need assistance, call (833) 757-0738 and a proxy specialist will help you.

We’ve made it very easy for you to vote by choosing one of the following options:

Call a proxy voting specialist today at 833-757-0738.
o	Live agents are available weekdays from 9 a.m. to 10 p.m. ET. You can vote with a representative even if you don’t have your proxy card.
o	You can call the toll-free touchtone phone number located on your proxy card, enter the control number, and follow the prompts.

Vote online at www.proxyvote.com
o	Have your proxy card handy and follow the simple directions to complete the electronic voting instruction form.
o	Vote on the ProxyVote App by downloading the app from the App Store or Google Play. Scan the QR Barcode with your mobile device and follow the instructions provided.

Vote with a smartphone
o	Vote by scanning the Quick Response Code or “QR Code” on the enclosed proxy card/voting instruction form.

Vote by mail
o	Mark, sign, and date the enclosed ballot and return it in the postage-paid envelope provided.

Thank you for your investment and thank you for voting.

Sincerely,

Brian Kerrane
COO & VP - Funds

NBSEF-R1

February 2024

URGENT: YOUR RESPONSE IS CRITICAL

Re: Your investment in the Neuberger Berman Sustainable Equity Fund

Dear Shareholder,

Broadridge Financial Solutions has been engaged by Neuberger Berman to contact you regarding an important matter pertaining to your investment.

Our previous attempts to contact you have been unsuccessful. Please contact us immediately at 1-833-757-0738, Monday through Friday between the hours of 9:00am to 10:00pm Eastern Time, or Saturday and Sunday between the hours of 10:00am to 6:00pm Eastern Time.

This matter is very important and will take only a moment of your time.

Thank you in advance for your assistance with this matter. We truly appreciate your investment.

Sincerely,

Brian Kerrane
COO & VP - Funds